SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

(Amendment No. )

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The Managers Funds
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[MANAGERS LOGO]

800 Connecticut Avenue

Norwalk, Connecticut 06854

800-835-3879

www.managersinvest.com

Managers Special Equity Fund

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INFORMATION STATEMENT

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This information statement is being provided to the shareholders of Managers Special Equity Fund (the “Fund”), a series of The Managers Funds, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order which the Trust has received from the Securities and Exchange Commission. This exemptive order permits the Trust’s investment manager to hire new subadvisors and to make changes to existing subadvisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Fund on or about April 29, 2005.

The Trust and its Fund Management Agreement

The Fund is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to the investment portfolio of the Trust with Managers Investment Group LLC (the “Manager”) dated October 19, 1999, as thereafter amended (the “Management Agreement”). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more subadvisors (the “Subadvisors” and each a “Subadvisor”) to manage the investment portfolio of the Fund, review and monitor the performance of these Subadvisors on an ongoing basis, and recommend changes in the roster of Subadvisors to the Trustees as appropriate. The Manager also allocates the Fund’s assets among the Subadvisors for the Fund, if a Fund has more than one Subadvisor. The portion of a Fund’s assets managed by a Subadvisor may be adjusted from time to time in the sole discretion of the Manager. The Manager also conducts all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Subadvisors of the Fund. The Fund, therefore, pays no fees directly to the Subadvisors.

The Manager recommends Subadvisors for the Fund to the Trustees based upon the Manager’s continuing quantitative and qualitative evaluation of the Subadvisors’ skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Subadvisor, and the Manager does not expect to recommend frequent changes of Subadvisors.

At any given time, each Subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that Subadvisor (each such agreement, a “Subadvisory Agreement”). The Subadvisor does not provide any services to the Fund under the Subadvisory Agreement except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Subadvisor, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions or underwriting fees in connection therewith as permitted by Section 17(e) and Rule 10f-3 of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder.

Veredus Asset Management LLC and the New Subadvisory Agreement

Prior to January 18, 2005, a portion of the assets of the Fund were managed by Essex Investment Management Co., LLC (“Essex”). At a meeting of the Board of Trustees held on January 13, 2005, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), discussed the actions taken by the Manager to terminate the Agreement with Essex (the “Essex Agreement”) and approved a new Subadvisory Agreement with Veredus Asset Management LLC (“Veredus”), which became effective on January 18, 2005 (the “Veredus Agreement”).

The recommendation to replace Essex with Veredus was made by the Manager in the ordinary course of its on-going evaluation of Subadvisor performance and investment strategy and retention of portfolio management personnel, and after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate’s organizational structure, investment process, style and long-term performance record. The recommendation to hire Veredus as a Subadvisor to the Fund was based on the Manager’s belief that Veredus is a high quality investment advisor with a demonstrated ability to select international equity securities, to analyze company earnings and to manage overall risk of a portfolio and would be appropriately suited to manage the Fund.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% per annum of the average daily net assets of the Fund. From these fees, under the terms and conditions of the Veredus Subadvisory Agreement, the Manager pays Veredus 0.50% per annum of the average net assets of the portion of the Fund managed by Veredus. Under the Essex Agreement, the Manager was obligated to pay Essex at an annual rate of 0.50% of the first $100 million of average net assets and 0.40% thereafter of the portion of the Fund managed by Essex. The Manager paid Essex $2,830,766 under the Essex Agreement for the period beginning on December 22, 2003 through January 18, 2005. Because the fees under the Veredus Agreement and the Essex Agreement were or are paid by the Manager out of the advisory fees received by the Manager, there is no change in the expenses of the Fund as a result of the change. In connection with the appointment of Essex on December 19, 2003, as a Subadvisor to the Fund, the Manager had previously contractually agreed to waive a portion of its fee or reimburse expenses of the Fund, through at least May 1, 2005, commensurate with the savings in the subadvisory fee paid to Essex, which equated to 0.10% of the average net assets of the portion of the Fund managed by Essex in excess of $100 million. In connection with this agreement, the Manager waived an amount of its fee equal to $573,445 for the period beginning December 22, 2003 through January 18, 2005. The terms and conditions of the Manager’s waiver of its fee in connection with the Essex Agreement were terminated upon the replacement of Essex by Veredus.

The Veredus Agreement requires Veredus to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities. The Veredus Agreement has an initial term of two years and then continues in effect, unless terminated as described below, for successive one year periods, so long as its continuance is approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or (b) by the vote of a majority of the Trustees, provided that in either event the continuance is also approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on the continuance. The Veredus Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Veredus Agreement may be terminated: (i) by the Manager at any time, without payment of a penalty, upon notice to Veredus and the Trust, (ii) with respect to the Fund, at any time, without payment of a penalty, by the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund upon notice to Veredus, or (iii) by Veredus at any time, without payment of a penalty, upon thirty (30) days written notice to the Manager and the Trust.

The Veredus Agreement provides that Veredus shall not be subject to any liability for any act or omission, error of judgment, or mistake of law or for any loss suffered by the Manager or the Trust in connection with the Veredus Agreement, except by reason of Veredus’ willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of Veredus’ reckless disregard of its obligations and duties under the Veredus Agreement.

Apart from the identity of the Subadvisor, the effective date and fee schedules, there are no differences between the Veredus Agreement and the Essex Agreement. A copy of the Veredus Agreement is attached as Exhibit A hereto.

Information about Veredus

The following is a description of Veredus, which is based on information provided by Veredus.  Veredus is not affiliated with the Manager.

Veredus is a limited liability company with principal offices at 6060 Dutchmans Lane, Louisville, KY.  Veredus is a professional investment counseling firm which provides investment services to various corporate and endowment clients. As of December 31, 2004, Veredus had investment management authority with respect to approximately $1.9 billion in assets. The employees of Veredus own 50% of Veredus and ABN AMRO Asset Management Holdings, Inc. (which is an indirect subsidiary of ABN AMRO Bank NV) owns the reminder of Veredus.

Mr. B. Anthony Weber is President/Chief Investment Officer and a Director of Veredus. Mr. Charles P. McCurdy Jr. is Executive Vice President and a Director of Veredus. Mr. James J. Raymond is Vice President/Chief Operating Officer and a Director of Veredus. Mr. Stuart D. Bilton serves as a Director of Veredus and is Vice Chairman of ABN AMRO Asset Management Holdings, Inc., located at 161 North Clark Street, Chicago, IL, 60601. Mr. Kenneth C. Anderson serve as a Director of Veredus and is President of ABN AMRO Funds and President and Chief Executive Officer of ABN AMRO Investment Funds Services, Inc., located at 161 North Clark Street, Chicago, IL, 60601.

Veredus does not act as an investment advisor to an affiliated registered investment company having similar investment objectives as the Fund.

Portfolio Managers

The portion of the assets of the Fund managed by Veredus will be managed by a ten-person investment team consisting of three Portfolio Managers having day-to-day portfolio management responsibilities and supported by seven Research Analysts. The Portfolio Managers are: Mr. Weber, who joined Veredus in 1998 and is President/Chief Investment Officer of Veredus; Mr. McCurdy Jr., who joined Veredus in 1998 and is a CFA and Executive Vice President of Veredus; and Mr. Charles F. Mercer Jr., who joined Veredus in 1998 and is a CFA and a Vice President of Veredus. The three Portfolio Managers have an average of 18 years experience managing small capitalization growth stocks.

Veredus Investment Philosophy

The investment philosophy at Veredus is based on the investment team’s belief that positive earnings surprise and positive estimate revision are the key drivers of stock price change. In particular, the Veredus investment team, led by founder Mr. Weber, is concerned about the sustainability of this earnings momentum. To that end, the team tends to focus more on the economic performance of a particular company as opposed to more traditional accounting measures. Specifically, the analysts and portfolio managers at Veredus look for companies with strong asset growth and accelerating rates of economic return in excess of their cost of capital. This is what Veredus views as the true definition of wealth creation, or cash flow return on investment (CFROI). Finally, the Veredus team also believes that some technical measures, such as relative strength, flows, and trading volume, can be useful indicators of future stock performance.

The investment team at Veredus starts the research process by screening the entire universe of over 8000 stocks of small capitalization companies for upward earnings revisions. Companies are also ranked on the basis of recent estimate changes, considering both absolute and percent change in estimates. This model provides not only a potential targets, but the qualification work that Veredus feels is essential to market acceptance. The core of the research effort is placed on calculating the true CFROI potential of companies on the target list and how Veredus’ internally developed work compares with current street expectations. The primary focus is assessing CFROI on a sequential basis as opposed to year over year. This gives the investment team a more detailed picture for possibilities of margin expansion, sales growth, and other sources of CFROI leverage. Contact with company management is also essential in researching companies in the small-cap arena. Veredus develops ninety percent of its research in house, using third party research mainly for comparative purposes. Technical analysis is often used when trying to find an entry point for a target stock. This may maximize any potential gain and allows Veredus to create a position in the stock more efficiently. Finally, once a stock is identified as meeting their investment criteria, Mr. Weber and the rest of the team take into account any macro or industry outlook concerns. The sell discipline is based on four elements: anticipated/actual earnings disappointment, deteriorating market mechanics, change in strategic market outlook or a better idea develops. Given the volatile nature of many of Veredus’ investment criteria, portfolio turnover of accounts managed by Veredus is often over 150%.

Board of Trustees’ Recommendation

At a meeting held on January 13, 2005, the Trustees, including all of the Independent Trustees of the Trust, unanimously voted to approve the Veredus Agreement. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Veredus Agreement. In considering the Veredus Agreement for the Fund, the Trustees reviewed and considered a variety of materials relating to the Fund, the Manager and Veredus, including comparative performance of similarly managed investment companies, performance information for non-mutual fund accounts managed by Veredus and the relevant benchmark indices, the nature and quality of services to be provided by Veredus under the Veredus Agreement, and information regarding the investment strategies and portfolio management team of Veredus.

In considering the nature, extent and quality of services to be provided by Veredus under the Veredus Agreement, the Trustees reviewed information provided by Veredus relating to its operations and personnel. Among other things, in discussing the qualifications and experience of Veredus’ portfolio management team, the Trustees reviewed biographical information on portfolio managers and other professional staff at Veredus, as well as information regarding the organizational and management structure of the firm. In the course of their deliberations, the Trustees noted the substantial investment experience of Messrs. Weber, McCurdy and Mercer as the portfolio managers responsible for the management of the Fund’s assets, as well as Veredus’ broad research and analytical resources. In addition, the Trustees noted that the Veredus Agreement is substantially similar to the Essex Agreement in all material respects, including with respect to the nature and extent of the sub-advisory services to be rendered thereunder, except that the fees payable to Veredus under the Veredus Agreement with respect to the portion of the Fund managed by Veredus do not include a breakpoint with respect to the portion of the Fund under management in excess of $100 million as under the Essex Agreement, as described above. The Trustees noted that the fees payable to Veredus under the Veredus Agreement are identical to those paid to other Subadvisors to the Fund. The Trustees also noted that the subadvisory fee is paid by the Manager and not the Fund, and that there was no guarantee that the Manager would continue to agree to waive 0.10% of its fee with respect to the portion of the Fund managed by Essex in excess of $100 million, as described above. The Trustees also took into account the financial condition and structure of Veredus with respect to its ability to provide the services required under the Veredus Agreement.

The Trustees also evaluated (i) Veredus’ growth-based investment philosophy, (ii) the appropriateness of the particular investment strategies and techniques that Veredus would employ in managing the Fund’s assets (its “Investment Strategies”) for pursuing the Fund’s investment objective, (iii) the consistency of Veredus’ adherence to the Investment Strategies in managing accounts of its other advisory clients that had hired Veredus to employ the Investment Strategies, (iv) Veredus’ brokerage policies and practices, and (v) Veredus’ compliance programs, including those related to personal investing. The Trustees considered these factors in determining that the Investment Strategies would be compatible with the investment objective of the Fund, as well as complementary with the investment strategies and techniques of the other Subadvisors to the Fund. In this context, the Trustees also reviewed information provided in connection with the most recent approval of the Management Agreement and other Subadvisory Agreements relating to the Fund, including comparative information with respect to the advisory and subadvisory fees of the Fund, as well as relevant updates to that information provided in the interim.

The Trustees reviewed Veredus’ performance in employing its Investment Strategies by reviewing performance information for other investment accounts managed by Veredus in a manner consistent with the Investment Strategies. In their review of this performance, the Trustees noted that the performance (net of fees) of a composite investment portfolio managed by Veredus outperformed the Russell 2000 Growth Index for 10 of the 15 years from 1990 through 2004. The Trustees also considered this performance information in light of the recent performance of the Fund and the performance of Essex in managing its portion of the Fund.

In considering the cost of services to be provided by Veredus under the Veredus Agreement and the profitability to Veredus of its relationship with the Fund, the Trustees relied on the ability of the Manager to negotiate the Veredus Agreement and the fees thereunder at arm’s length in view of the Fund’s manager-of-managers structure and the lack of affiliation or other material business relationships between the Manager and Veredus. The Trustees noted that the fee waiver of the Manager of 0.10% with respect to the portion of the Fund managed by Essex in excess of $100 million will terminate, but also noted that the fees payable to Veredus under the Veredus Agreement are identical to those paid to other Subadvisors to the Fund. For similar reasons, and based on the amount of Fund assets to be managed by Veredus, the Trustees did not consider the potential economies of scale in Veredus’ management of the Fund to be material factors in their consideration at this time.

After consideration of the foregoing factors, the Trustees reached the following conclusions regarding the Veredus Agreement, among others: (a) Veredus is qualified to manage the portion of the Fund’s assets to be assigned to it in accordance with the Fund’s investment objective and policies; (b) Veredus maintains appropriate compliance programs; (c) Veredus’ Investment Strategies are appropriate for pursuing the Fund’s investment objective and are complementary to the strategies of the other Subadvisors to the Fund; (d) Veredus is reasonably likely to execute its Investment Strategies consistently over time; and (e) the fees to be paid to Veredus under the Veredus Agreement are reasonable in relation to those of similar funds and to the services to be provided by Veredus.

Based on the foregoing, the Trustees, including all of the Independent Trustees, concluded that the approval of the Veredus Agreement is in the interests of the Fund and its shareholders.

ADDITIONAL INFORMATION

The Manager serves as investment manager and administrator of the Trust. Managers Distributors, Inc. (“MDI”), a wholly-owned subsidiary of the Manager, serves as distributor of the Fund. The Manager and MDI are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854.

Financial Information

The Fund’s most recent annual report and semi-annual report are available upon request, without charge, by writing to Managers Investment Group, 800 Connecticut Avenue, Norwalk, Connecticut 06854, or by calling (800) 835-3879, or by accessing our website at www.managersinvest.com.

Beneficial Owners and Management Ownership

The Fund does not know of any person who, as of January 18, 2005, beneficially owned 5% or more of the outstanding shares of the Fund. As of January 18, 2005, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund.

Since the beginning of fiscal year 2004, no Trustee has purchased or sold securities of the Manager, Veredus or any of their respective parents and subsidiaries exceeding 1% of the outstanding securities of any class of the Manager, Veredus or any of their respective parents or subsidiaries.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the next meeting of shareholders should submit such proposal to the Trust at a reasonable time before the solicitation is made.

April 18, 2005 By Order of the Trustees, /s/ Christine C. Carsman CHRISTINE C. CARSMAN Secretary

FORM OF SUBADVISORY AGREEMENT

Attention: Veredus Asset Management LLC

Re: Subadvisory Agreement

The Managers Special Equity Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1.     Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs Veredus Asset Management LLC (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.     Portfolio Management Duties.

(a)	Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b)	The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c)	The Subadvisor shall provide the Trust’s Custodian and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d)	The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e)	The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3.     Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a)	In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b)	The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c)	The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4.     Information Provided to the Manager and the Trust and to the Subadvisor

(a)	The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b)	The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c)	The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5.     Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6.     Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7.     Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8.     Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9.     Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10.     Effective Date; Term. This Agreement shall become effective on January 18, 2005 and shall continue in effect until July 1, 2006. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11.     Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12.     Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13.     Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

MANAGERS INVESTMENT GROUP LLC

BY:/s/ Peter M. Lebovitz Peter M. Lebovitz Managing Partner DATE: January 18, 2005

Accepted:

BY: /s/ B. Anthony Weber DATE: January 18, 2005

Acknowledged: THE MANAGERS FUNDS

BY:/s/ Peter M. Lebovitz Peter M. Lebovitz President DATE: January 18, 2005

SCHEDULES: A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

        For services provided to the Fund Account, Managers Investment Group LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.50 % of the average net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.